UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On May 15, 2024, Trevena, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2024, and provided an overview of its 2024 year-to-date operational highlights. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information under this caption and contained in the press release attached hereto as Exhibit 99.1 is furnished by the Company in accordance with Securities Exchange Commission Release No. 33-8216. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date of this Current Report, except as shall be expressly set forth by specific reference in such a filing.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 6, 2024, the Company received a letter from Nasdaq stating that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share required for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) and that the Company was not eligible for a second 180-day extension period because it did not comply with the $5,000,000 minimum stockholders’ equity initial listing requirement for The Nasdaq Capital Market. As permitted under Nasdaq rules, the Company appealed Nasdaq’s determination and requested a hearing before a Nasdaq Hearings Panel (the “Panel”). The hearing took place on May 2, 2024 (the “Appeal Hearing”).

On April 5, 2024, the Company received an additional letter from Nasdaq notifying it that the Company no longer complied with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on the Nasdaq Capital Market (the “Equity Standard Requirement”). At the Appeal Hearing, the Company presented its plan to regain and maintain compliance with both the Minimum Bid Price Requirement and the Equity Standard Requirement.

On May 13, 2024, the Company received a decision letter from the Panel granting it an extension until August 28, 2024, subject to certain conditions, to regain compliance with the Nasdaq continued listing requirements, including the Minimum Bid Price Requirement and Equity Standard Requirement. All delisting actions are stayed during the additional extension period granted by the Panel following the Appeal Hearing. While the Company is investigating a range of options available to it to regain compliance with the Minimum Bid Price Requirement and Equity Standard Requirement, there can be no assurance that it will be able to regain compliance with the Nasdaq continued listing requirements before dates required by Nasdaq or at all.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Number	Description
99.1	Press Release dated May 15, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: May 15, 2024	By:	/s/ Barry Shin
Barry Shin
Executive Vice President, Chief Operating Officer & Chief Financial Officer